Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Principal Financial Group, Inc.

Principal Financial Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock of Principal Financial Group, Inc., par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Debt	Debt Securities of Principal Financial Group, Inc.(3)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Equity	Preferred Stock of Principal Financial Group, Inc. par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Depositary Shares of Principal Financial Group, Inc.(4)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Warrants of Principal Financial Group, Inc.	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Purchase Contracts of Principal Financial Group, Inc.(5)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Purchase Units of Principal Financial Group, Inc.(6)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Guarantees of Principal Financial Services, Inc.(7)	Rule 457(r)	(1)	(1)	(1)	(2) (7)	(2) (7)
Fee Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					N/A		(2)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(2)

(1) An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.

(2) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrants are deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a “pay-as-you-go” basis.

(3) The Debt Securities of Principal Financial Group, Inc. issued hereunder may include senior debt securities, subordinated debt securities and junior subordinated debt securities.

(4) The Depositary Shares issued hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Principal Financial Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(5) Representing rights to purchase Common Stock, Preferred Stock or other securities, property or assets.

(6) Representing ownership of Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities.

(7) Principal Financial Services, Inc. may guarantee the obligations of Principal Financial Group, Inc. with respect to one or more non-convertible securities, other than Common Stock, of Principal Financial Group, Inc. being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to any such guarantee by Principal Financial Services, Inc.